Exhibit 10.32

ACKNOWLEDGMENT AND WAIVER

THIS ACKNOWLEDGMENT AND WAIVER is made as of February 20, 2007, by and between POWER INTEGRATIONS, INC., a Delaware corporation, (the “Company”) and ALAN BICKELL (“Director”).

RECITALS

WHEREAS, the Company has determined that certain of the option agreements previously executed by Director, which correspond to the option grant numbers listed on Exhibit A (the “Noncompliant Option Agreements”), do not correctly reflect the date of grant and exercise price of the options granted to Director pursuant to the 1997 Outside Directors Stock Option Plan (the “Directors Plan”); and

WHEREAS, Director has executed appropriate option agreements reflecting the correct dates of grant and exercise prices prescribed by the Directors Plan as set forth on Exhibit A (the “Appropriate Option Agreements”);

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the undersigned hereby agree and acknowledge as follows:

1. Director and the Company acknowledge and agree that the Noncompliant Option Agreements contained administrative errors and were not the appropriate option agreements relating to the options that Director was automatically granted under the Directors Plan;

2. Director and the Company further acknowledge and agree that the Appropriate Option Agreements supersede the Noncompliant Option Agreements and constitute the exclusive agreements between the parties with respect to the subject options. Director and the Company hereby waive any rights each may respectively have had in connection with or arising out of the Noncompliant Option Agreements.

3. Director and Company further acknowledge and agree that, with respect to any option exercised in whole or in part by Director pursuant to a Noncompliant Option Agreement, Director shall provide to the Company, with respect to each share of Common Stock acquired upon exercise of such option, the amount by which the correct exercise price of such option exceeds the exercise price paid by Director at the time of the exercise of such option.

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IN WITNESS WHEREOF, the undersigned have executed this ACKNOWLEDGEMENT AND WAIVER as of the day and year first set forth above.

COMPANY:	POWER INTEGRATIONS, INC.

	By:	/s/ Rafael Torres
	Name:	Rafael Torres
	Title:	CFO

DIRECTOR:	/s/ Alan Bickell
Alan Bickell

EXHIBIT A

OUTSIDE DIRECTOR OPTIONS

Director	Option Grant No.	Number of Shares	Date of Option Grant Set Forth in the Noncompliant Option Agreement	Exercise Price ($) Set Forth in the Noncompliant Option Agreement	Correct Date of Option Grant	Correct Exercise Price ($)
A. Bickell	000885	10,000	Dec. 13, 1999	43.875	April 21, 2000	21.375*
A. Bickell	001193	10,000	Dec. 12, 2000	15.500	April 21, 2001	21.050*
A. Bickell	001800	10,000	Dec. 12, 2001	24.590	April 21, 2002	19.200*
A. Bickell	002162	10,000	Dec. 12, 2002	19.020	April 21, 2003	22.120
A. Bickell	002502	10,000	Dec. 12, 2003	33.850	April 21, 2004	31.700

*	Closing price on the last trading day prior to the Anniversary Date, as the Anniversary Date was not a trading day.